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                                                                  Exhibit 23.14



                          [Jon H. Fudeman Letterhead]

The Edward P. Szlyk, D.D.S.
Dudley, Massachusetts

The audits referred to in our report dated November 15, 1996, included the related financial statement schedules as of July 31, 1996 and December 31, 1995 and 1994, and for each of the years in the three-year period ended July 31, 1996, included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic (consolidated) financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.


/s/Jon H. Fudeman

Jon H. Fudeman
Certified Public Accountant
Worcester, Massachusetts
October 20, 1997